UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 26, 2011

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company’s Board of Directors on October 26, 2011 declared a quarterly cash dividend of $0.07 per share on its outstanding common stock.  The dividend is payable on November 22, 2011 to shareholders of record as of November 7, 2011. Lake Shore, MHC, which owns 61.2% of the Company’s outstanding common stock as of October 26, 2011 elected to waive its right to receive dividends on its shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer
Date: October 27, 2011